UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
OCZ Technology Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3651093

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6373 San Ignacio Avenue San Jose, CA	95119

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0025 par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which the form relates: None
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the securities to be registered hereunder is contained in the section entitled “Description of Capital Stock,” included in the Registrant’s Form 10 Registration Statement, as amended (File No. 000-53633), filed under the Securities Exchange Act of 1934, as amended, with the Securities Exchange Commission. Such portion of the Registration Statement is incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Exhibit Description

3.1	Fourth Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 30, 2009. (1)

3.2	Fourth Amended and Restated Bylaws. (1)

3.3	Certificate of Designations as filed with Delaware Secretary of State on November 4, 2009. (2)

(1)	Incorporated by reference to the Registrant’s Form 10 Registration Statement (File No. 000-53633), filed with the Securities and Exchange Commission on September 30, 2009, as amended.

(2)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2009, filed with the Securities Exchange Commission on January 14, 2010.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: March 5, 2010

OCZ TECHNOLOGY GROUP, INC.
By:	/s/ Kerry T. Smith
Kerry T. Smith
Chief Financial Officer